UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

GATEWAY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06404	44-0651207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1415 Louisiana Street, Suite 4100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

Registrant’s telephone number, including area code:  (713) 336-0844

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 1, 2011, Jill R. Marlatt, the Controller, Treasurer, Secretary and Principal Financial Officer of Gateway Energy Corporation (the “Company”), tendered her resignation from her officer position as controller, secretary and treasurer of the Company, effective March 18, 2011. Ms. Marlatt will pursue other interests upon her family’s relocation outside of the greater Houston area.

On March 2, 2011, the Board of Directors of the Company appointed Frederick M. Pevow as interim secretary and treasurer of the Company (which offices are in addition to his previously existing offices of chief executive officer and president) until such time as the Board of Directors can identify a permanent replacement for Ms. Marlatt.

The Company currently anticipates that it will file its annual report on Form 10-K for the fiscal year ended December 31, 2010 with the Securities and Exchange Commission prior to Ms. Marlatt’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 7, 2011

GATEWAY ENERGY CORPORATION

By: /s/ Frederick M. Pevow, Jr.

                                                                                          Frederick M. Pevow, Jr.

      President and Chief Executive Officer